UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/17/2011

APPLE INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices, including zip code)

(408) 996-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c)

On January 17, 2011, Apple Inc. ("Apple") issued a media advisory announcing Chief Executive Officer Steve Jobs's medical leave of absence. As CEO, Mr. Jobs will remain involved in major strategic decisions during this leave of absence, and Chief Operating Officer Tim Cook will be responsible for Apple's day to day operations. The media advisory is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

In satisfaction of the disclosure required pursuant to Sections 401(b) and 401(e) of Regulation S-K, the section of the Company's 2011 Proxy Statement, filed with the SEC on January 7, 2011, entitled "Executive Officers" is incorporated by reference herein. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Cook and any director or executive officer of Apple. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Cook and Apple that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.

Date: January 17, 2011	By:	/s/ D. Bruce Sewell
D. Bruce Sewell
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Media Advisory by Apple Inc. dated January 17, 2011